UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2007

EMVELCO CORP.
(Exact name of registrant as specified in charter)

Delaware	001-12000	13-3696015
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

468 N. Camden Drive, Suite 315, Beverly Hills, CA 90210
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (310) 285-5350

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Euroweb International Corp.
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 1, 2007, EMVELCO Corp (the “Company”) received a Nasdaq Staff Determination (the “Determination”) indicating that the Company has failed to comply with the requirement for continued listing set forth in Marketplace Rule 4310(c)(4) requiring the Company to maintain a minimum bid price of $1.00 and that its securities are, therefore, subject to delisting from the Nasdaq Capital Market if it does not regain compliance by April 29, 2008. If the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days anytime prior to April 29, 2008, then the NASDAQ Staff will provide written notification that it complies with the Rule.

In the event that the Company does not meet the minimum bid requirement by April 29, 2008 but satisfies all initial listing criteria, the Company will be given a 180 day extension to meet the minimum bid price. In the event that the Company does not meet the initial listing criteria, Nasdaq will provide the Company with written notification that the Company’s securities will be delisted, which such determination may be appealed by the Company.

A copy of the press release announcing the receipt of the Nasdaq notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release issued by EMVELCO Corp. (Filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMVELCO CORP.

By: /s/ YOSSI ATTIA Name: Yossi Attia
Title: Chief Executive Officer

Date: November 6, 2007
Beverly Hills, California